Dean Heller                       STATE OF NEVADA         Telephone 702.687.5203
Secretary or State       OFFICE OF THE SECRETARY OF STATE       Fax 702.687.3471
                        101 N. CARSON ST. STE. 3 Web site http://sos.state.nv.us
                         CARSON CITY, NEVADA 99701-4796            Filing fee:


            Certificate of Amendment to Articles of Incorporation
                     For Profit Nevada Corporations
         (Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)
                           -Remit In Duplicate -


1. Name of corporation: SHOP TV, INC.

2. The articles have been amended as follows (provide article numbers, if available): The name of the corporation shall be changed to:
                         SITE2SHOP.COM, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise, at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 63% .

4. Signatures
/S/MARK ALFIERI                                          /S/JACK LEVINE
---------------                                          --------------
President or Vice President                    Secretary or Asst. Secretary
(acknowledgement required)                       (acknowledgement required)

State of: /S/FLORIDA
County of: /S/BROWARD
This instrument was acknowledged before me on /S/FERUARY 9, 1999 by /S/JACK LEVINE (Name of Person) as /S/SECRETARY AND /S/MARK ALFIERI AS /S/PRESIDENT
                               LORETTA A LOMBARDO
                         NOTARY PUBLIC STATE OF FLORIDA
                             COMMISSION NO. CC521250
                         MY COMMISSION EXP. DEC.27, 1999
                             /S/LORETTA A. LOMBARDO
                                                        ----------------------

*If any proposed amendment would alter of change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shams representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.